Exhibit 99.1

Contact: John Mills, Partner ICR, Inc. 646-277-1254 ir@nutrisystem.com John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

Second Quarter Revenue Increased 14% to $111.1 Million, Meeting High End of Guidance Range

GAAP Earnings per Share and Adjusted EBITDA Exceed Company Second Quarter Guidance

Fort Washington, PA—July 29, 2014—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended June 30, 2014. The following are key financial highlights for the period and reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Second Quarter 2014

·	Revenue for the quarter was $111.1 million, an increase of 14% as compared to $97.5 million in the second quarter of 2013;

·	Gross profit increased 14% versus prior year to $56.9 million;

·	Adjusted EBITDA was $17.0 million, an increase of 25% from adjusted EBITDA of $13.5 million in the second quarter of 2013;

·	GAAP earnings per share increased 36% to $0.30 from $0.22 the prior year; and

·	Cash, cash equivalents, and short term investments increased $10.0 million during the quarter to $39.5 million at June 30, 2014 from $29.5 million at March 31, 2014. The Company had no outstanding bank debt at quarter-end under its existing bank facility.

Dawn Zier, President and Chief Executive Officer, said, “We are pleased with our strong performance in the second quarter of fiscal 2014, as we exceeded our earnings per share and adjusted EBITDA expectations. Our continued efforts around our four-point plan have enabled us to deliver our third consecutive quarter of year-over-year double-digit revenue increases fueled by our growing direct and retail channels.”

Ms. Zier added, “We continue to enhance our brand with leading product and program innovations that add to the customer experience. In addition to a double-digit increase in new customer growth, we are making progress on our e-commerce, pricing and retail initiatives. Looking ahead, we remain focused on the successful execution of our strategic initiatives and expanding the breadth of our brand.”

Mike Monahan, Chief Financial Officer, commented, “We are committed to enhancing stockholder value through increased revenue and cash flow. Based on improved customer growth and profitability, we are increasing both our adjusted EBITDA and earnings per share guidance ranges for the year.”

The Company announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable August 18, 2014 to stockholders of record as of August 8, 2014.

Third Quarter and Updated Full Year 2014 Guidance

For the third quarter of 2014, the Company expects revenue to be in the range of $85.0 million to $90.0 million. The Company expects third quarter adjusted EBITDA to be in the range of $8.75 million to $10.75 million. The Company also expects third quarter 2014 GAAP earnings per share to be in the range of $0.12 to $0.17.

For the full year of 2014, the Company is updating its revenue guidance from a previous range of $392.0 million to $407.0 million to now be in the range of $397.0 million to $407.0 million. The Company is increasing its annual adjusted EBITDA from a previous range of $40.0 million to $44.0 million to be in the range of $41.0 million to $44.2 million. In addition, the Company is raising its GAAP earnings per share guidance from a previous range of $0.57 to $0.67 to now be in the range of $0.60 to $0.68 for the full year of 2014.

Conference Call and Webcast

Management will host a webcast to discuss second quarter 2014 financial results today at 5:00 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 877-407-3982, and reference conference ID 13584869.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and severance and related charges.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as third quarter and full year 2014 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other press releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight loss solutions and weight-related products and services including its structured food delivery program Nutrisystem® My Way® and its new digital platform NuMi™ by Nutrisystem. Nutrisystem has helped consumers lose weight for more than 40 years by providing quality foods and a nutritionally balanced meal program. Nutrisystem® meal plans feature more than 150 menu options, along with counseling options from trained weight-loss coaches, registered dietitians and certified diabetes educators. Customers are provided further support from the online community, tools, trackers, mobile apps and more. Nutrisystem® plans are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol, fiber and physical activity. Additionally, plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with diabetes or those at risk for type 2 diabetes. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers. The NuMi multi-platform system and downloadable App can be found at http://www.numi.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2014	2013	2014	2013

REVENUE	$111,052	$97,469	$233,280	$202,853

COSTS AND EXPENSES:
Cost of revenue	54,141	47,716	116,562	100,069
Marketing	25,990	24,250	67,734	60,566
General and administrative	15,768	13,350	31,686	28,601
Depreciation and amortization	1,913	2,342	3,671	4,891
Total costs and expenses	97,812	87,658	219,653	194,127
Operating income	13,240	9,811	13,627	8,726
INTEREST EXPENSE, net	47	29	92	82
Income before income taxes	13,193	9,782	13,535	8,644
INCOME TAX EXPENSE	4,490	3,423	4,608	2,925
Net income	$8,703	$6,359	$8,927	$5,719

BASIC INCOME PER COMMON SHARE	$0.30	$0.22	$0.31	$0.20
DILUTED INCOME PER COMMON SHARE	$0.30	$0.22	$0.31	$0.20

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,208	27,895	28,226	27,905
Diluted	28,600	28,001	28,634	28,046

DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.35	$0.35

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	June 30,	December 31,
	2014	2013

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$22,979	$9,772

Short term investments	16,501	16,551

Receivables	11,117	7,738

Inventories	19,748	26,088

Prepaid income taxes	0	2,167

Deferred income taxes	1,342	931

Other current assets	4,462	6,034

Total current assets	76,149	69,281

FIXED ASSETS, net	26,102	26,029

DEFERRED INCOME TAXES	7,032	5,924

OTHER ASSETS	1,151	1,211

Total assets	$ 110,434	$ 102,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$32,705	$29,117

Accrued payroll and related benefits	4,776	6,723

Income taxes payable	3,724	0

Deferred revenue	5,579	4,228

Other accrued expenses and current liabilities	7,530	7,441
Total current liabilities	54,314	47,509

NON-CURRENT LIABILITIES	2,716	2,779

Total liabilities	57,030	50,288

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and

outstanding)	0	0

Common stock, $.001 par value (100,000 shares authorized; shares

issued – 29,010 at June 30, 2014 and 28,866 at December 31, 2013)	29	29

Additional paid-in capital	27,575	24,095

Treasury stock, at cost, 222 shares at June 30, 2014 and 158 shares at

December 31, 2013	(2,575)	(1,586)

Retained earnings	28,351	29,611

Accumulated other comprehensive income	24	8

	(92)	(92)

Total stockholders’ equity	53,404	52,157

Total liabilities and stockholders’ equity	$110,434	$102,445

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	~~-------------------------------------~~
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,927	$5,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,671	4,891
Loss on disposal of fixed assets	5	48
Share–based compensation expense	2,910	2,890
Deferred income tax benefit	(1,272)	(788)
Other non-cash charges	13	30
Changes in operating assets and liabilities:
Receivables	(3,379)	867
Inventories	6,340	826
Other assets	1,632	2,153
Accounts payable	3,049	6,642
Accrued payroll and related benefits	(1,947)	2,027
Deferred revenue	1,351	67
Income taxes	5,549	3,658
Other accrued expenses and liabilities	10	1,006
Net cash provided by operating activities	26,859	30,036
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(4,402)	(18,458)
Proceeds from sales of short term investments	4,464	3,594
Capital additions	(3,194)	(3,984)
Proceeds from the sale of fixed assets	0	28
Net cash used in investing activities	(3,132)	(18,820)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	248	0
Taxes related to equity compensation awards, net	(581)	(449)
Payment of dividends	(10,187)	(9,868)
Net cash used in financing activities	(10,520)	(10,317)
NET INCREASE IN CASH AND CASH EQUIVALENTS	13,207	899
CASH AND CASH EQUIVALENTS, beginning of period	9,772	16,186
CASH AND CASH EQUIVALENTS, end of period	$22,979	$17,085

NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
		June 30,			June 30,

	2014		2013	2014		2013

Net income	$ 8,703		$6,359	$ 8,927		$5,719
Interest expense, net	47		29	92		82
Income tax expense	4,490		3,423	4,608		2,925
Depreciation and amortization	1,913		2,342	3,671		4,891

EBITDA	15,153		12,153	17,298		13,617
Non-cash employee compensation
expense	1,817		1,388	2,910		2,369
Severance and related charges	0		0	0		1,441

Adjusted EBITDA	$ 16,970		$13,541	$ 20,208		$17,427

	NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES
	(Unaudited, in thousands)

	Three Months Ending		Twelve Months Ending
	September 30, 2014		December 31, 2014

	Low	High	Low	High

Net income	$3,502	$4,862	$17,750	$19,846
Interest expense, net	100	100	200	200
Income tax expense	1,648	2,288	9,350	10,454
Depreciation and amortization	2,200	2,200	8,200	8,200

EBITDA	7,450	9,450	35,500	38,700
Non-cash employee	1,300	1,300	5,500	5,500
compensation expense

Adjusted EBITDA	$8,750	$10,750	$41,000	$44,200

EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and severance and related charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
		June 30,			June 30,

	2014		2013	2014		2013

Net income as reported	$8,703		$6,359	$8,927		$5,719
Income tax expense as reported	4,490		3,423	4,608		2,925

Income before income tax expense	13,193		9,782	13,535		8,644
Adjustment for one-time charges	0		0	0		1,441

Adjusted income before income tax expense	13,193		9,782	13,535		10,085
Adjusted income tax expense	4,490		3,423	4,608		3,530

Adjusted net income	$8,703		$6,359	$8,927		$6,555

Adjusted diluted income per common share	$0.30		$0.22	$0.31		$0.23
Adjusted diluted weighted average shares
outstanding	28,600		28,001	28,634		28,046

Adjusted income tax expense for the six months ended June 30, 2013 has been calculated using a tax rate of 35%.

Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA, adjusted EBITDA guidance and adjusted net income are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.